UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________

Date of Report (Date of earliest event reported) November 16, 2007

BNCCORP, Inc.
(Exact name of registrant as specified in its charter)

                        Delaware                                           0-26290                                                            45-0402816
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                          322 East Main, Bismarck, North Dakota                                                                      58501
                    (Address of principal executive offices)                                                                      (Zip Code)

(701) 250-3040
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of
Directors; Appointment of Principal Officers.

Effective as of November 16, 2007, the Board of Directors of BNCCORP, Inc. (the “Company”) elected Bradley D. Bonga to fill a vacancy on the Board.  Mr. Bonga’s term of office will expire at the 2008 annual meeting of stockholders.

There was no arrangement or understanding between Mr. Bonga and any other person pursuant to which Mr. Bonga was elected as a director.

The Board has not made any determination of whether Mr. Bonga will be named to serve on any Board committee.  However, Mr. Bonga was named to serve on the asset liability committee of the Company’s subsidiary bank for which he will be entitled to receive an attendance fee of $1,000 per meeting.  Prior to his election as a director, Mr. Bonga, acting through his consulting firm, had since July 2007 served as a consultant for the Company and provided assistance with the Company’s balance sheet reconfiguration for a fee of $1,000 per month.

Item 7. 01           Regulation FD Disclosure.

On November 19, 2007, the registrant issued a press release announcing Mr. Bonga’s election to its Board of Directors.  A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01             Financial Statements and Exhibits.

(c)           Exhibits:

99.1           Press release of BNCCORP, Inc. dated November 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BNCCORP, INC.

Date: November 21, 2007	By:	/s/ Gregory K. Cleveland
Gregory K. Cleveland
President